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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 12, 2008

INDEPENDENCE LEAD MINES COMPANY
(Exact Name of Registrant as Specified in its Charter)

Arizona	001- 316	82-0131980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P O BOX 717 WALLACE, IDAHO	83873
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (208) 753-2525

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

(a) On, August 12, 2008, Independence lead Mines Company (the “Registrant”), Hecla Mining Company and Hecla Merger Company entered into an Amendment (“Amendment”) of that certain Asset Purchase Agreement, dated February 12, 2008, by and among the Registrant, Hecla Mining Company and Hecla Merger Company (the “Asset Purchase Agreement”). The Asset Purchase Agreement was filed as Exhibit 2.1 to the Form 8-K, filed on February 21, 2008, and incorporated herein by reference.

The Amendment extended the date in Section 8.1(b)(ii) of the Asset Purchase Agreement from August 12, 2008 to December 15 2008, pursuant to which the Registrant or Hecla Mining Company can terminate the Asset Purchase Agreement if the closing contemplated by the Asset Purchase Agreement has not have occurred. A copy of the Amendment is attached hereto as Exhibit 2.2.

The Asset Purchase Agreement and Amendment have been incorporated by reference herein to provide you with information regarding their terms. They are not intended to provide any other factual information about the Registrant. Such information can be found elsewhere in other public filings the Registrant has have made with the Securities and Exchange Commission, and are available without charge at www.sec.gov.

The Asset Purchase Agreement contains representations and warranties made by the Registrant, Hecla Mining Company and Hecla Merger Company. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties exchanged in connection with signing the Asset Purchase Agreement. While the Registrant does not believe that they contain information securities laws require public disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Asset Purchase Agreement. Accordingly a reader should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified by the underlying disclosure schedules.

The disclosure schedules contain information that has been included in the Registrant’s general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete terms and conditions of such Amendment (a copy of which is filed as Exhibit 2.2 to this Current Report on Form 8-K).

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 1.01(a)

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.2	Amendment No. 1 to Asset Purchase Agreement, dated August 12, 2008, by and among Independence Lead Mines Company, Hecla Merger Company and Hecla Mining Company

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE LEAD MINES COMPANY

Date: August 13, 2008	By:	/s/ Bernard C. Lannen
Bernard C. Lannen President and Chief Administrative Officer